Exhibit 99.1
ION GEOPHYSICAL PROVIDES PRELIMINARY
FOURTH QUARTER FINANCIAL RESULTS
•       Updates 2008 outlook
HOUSTON – January 8, 2009 – ION Geophysical Corporation (NYSE: IO) (“ION”) announced today that after a preliminary review of its fourth quarter financial results, which are anticipated to include one-time and restructuring charges, it expects to report fourth quarter revenues of approximately $145 million to $165 million. This compares to revenues of $209.4 million for the fourth quarter of 2007. As a result, ION now expects 2008 consolidated revenues to range between $685 and $705 million.
Robert Peebler, Chief Executive Officer of ION, added, “Due to the faster than expected slowdown in the North American and Russian energy markets during the fourth quarter that have impacted ION’s land systems business and slower than expected year-end data library sales, we expect to report 2008 revenues and earnings that will fall below our original 2008 guidance we provided in December 2007.
“It is disappointing but not totally surprising that we generated lower than anticipated fourth quarter financial results due to the nearly complete shutdown of the credit markets with its resulting impact on the global economy and the collapse of both oil and natural gas prices. All of this has created a great amount of uncertainty regarding many energy companies’ capital spending plans and a very conservative response by many of our contractor customers.
“Overall, U.S. and Russia land systems business and year end data library sales are the main areas of weakness that caused us to miss our 2008 revenue and earnings guidance. Our marine systems, geophone, data processing, and new venture activities finished the year very close to what we expected. The pipeline for our Span libraries remains solid, and our customers have indicated to us that most of what was not closed
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

in the fourth quarter is likely to be purchased in 2009 as our libraries are located in strategically important areas such as the coast of West Africa and in areas like the Arctic where licensing rounds are expected to take place during 2009. The purchasing delays seemed to be related to budget uncertainties at oil companies and the unavailability of year end funds due to the lower than expected oil and gas prices.
“We are not optimistic that our land systems business will recover in either North America or Russia in the short term and as a result have accelerated the consolidation and integration of our ARAM and traditional ION land systems business with aggressive cost and expense reductions that are expected to be finalized during January 2009. We currently expect that, with the cost reductions and a strong focus on international markets, we should still have a more profitable land systems business in 2009 than in 2008.
“Looking forward, although we are expecting some slowdown in all systems business units, we still expect a healthy marine and geophone business, continued growth in our data processing and a solid year in our new ventures/multi-client business.”
Brian Hanson, Executive Vice President and Chief Financial Officer, commented, “As a result of the very difficult credit markets worldwide, we have been implementing a more conservative approach and may defer the recognition of certain revenues to take into account the credit challenges faced by some of our customers. This may also impact fourth quarter expected revenues.
“As mentioned in the third quarter earnings call, we continue to anticipate taking one-time and restructuring charges in the fourth quarter 2008. These charges are preliminary and are currently being assessed, and as a result, could materially change between now and the reporting of our final fourth quarter results. In addition, in consideration of the complexity of closing our books, we are simply not able to provide new diluted earnings per share guidance for 2008 at this time.”
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

The Company expects to release fourth quarter and year end 2008 financial results during the second half of February 2009 and at that time, ION plans to provide an initial review of its 2009 outlook.
About ION
ION is a leading provider of geophysical technology, services, and solutions for the global oil & gas industry. ION’s offerings allow E&P operators to obtain higher resolution images of the subsurface to reduce the risk of exploration and reservoir development, and enable seismic contractors to acquire geophysical data more efficiently. Additional information about ION is available at www.iongeo.com.
Contacts
ION
Chief Financial Officer
Brian Hanson, +1 281.879.3672
Jack Lascar
DRG&E
+1.713.529.6600
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The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.